EXHIBIT 99.3


                               [FORM OF AGREEMENT]

                                     [date]

Menlo Acquisition Corporation
100 Misty Lane
Parsippany, New Jersey 07054

Dear Sirs:

In consideration for the payment to the undersigned of the sum of $_______, the undersigned hereby:

          (a) transfers to Menlo Acquisition Corporation (the "Company") a total of [_____] shares of the Company's Common Stock by delivering to the Company one or more stock certificates representing such shares, duly endorsed for transfer; and

          (b) warrants and represents to the Company that:

               (1) the undersigned owns such shares, and is transferring such shares, free and clear of all liens, claims, encumbrances, pledges and restrictions whatsoever;

               (2) the  undersigned  has full authority to effect such transfer;
          and

               (3) the undersigned is not subject to any agreement, contract, instrument or obligation which, in any way, restricts the undersigned's ability to transfer such shares to the Company in the manner contemplated hereby.

                                                     Very truly yours,


                                                     Signature:________________

                                                     Print Name:_______________